SEMPLE & COOPER, LLP                                                    BDO
Certified Public Accountants and Consultants                            SEIDMAN
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2700 North Central Avenue, Eleventh Floor, Phoenix, Arizona 85004 -     ALLIANCE
Tel 602-241-1500 - FAX 602-234-1867


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants,  we hereby consent to the inclusion by reference of our report dated September 24, 1997, on the financial statements of Organic Food Products, Inc. for the year ended June 30, 1997, in the Company's Form S-8 Registration Statement.


/s/  Semple & Cooper, LLP
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Semple & Cooper, LLP

Phoenix, Arizona
August 21, 1998



                 INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE